UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2009

PLANGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 16827 Livingston Road, Lutz, Florida 33559-7615

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 545-7800

Suite 200, Business Boulevard, Sarasota, Florida 34240

(Former Name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On December 22, 2009, we filed articles of merger in the State of Florida; and, on December 23, 2009, we filed articles of merger in the State of Colorado. Pursuant to these articles of merger, Integrated Freight Corporation (“IFC”) merged into us, and we are the surviving corporation.

As previously reported, IFC acquired 401,559,467 shares of our common stock, or 80.2 percent of our issued and outstanding common stock, as of May 1, 2009, for the purpose of merging us into IFC, with IFC being the surviving corporation. Uncertainty as to when IFC could obtain an effective registration statement on Form S-4 (which it filed and has now withdrawn) to complete the merger has caused delays in IFC obtaining debt and equity funding and completing negotiations for additional acquisitions. On November 11, 2009, our former board of directors composed of John C. Antenucci agreed with IFC to restructure the transaction to provide for our acquisition of more than ninety percent of IFC’s issued and outstanding common stock and its merger into us. Colorado corporation law permits the merger of a subsidiary company owned ninety percent or more by a parent company into the parent company without stockholder approval.

In furtherance of this change to the plan to combine IFC and us, as approved by the board of directors of each corporation on November 11, 2009, 20,228,246 shares of IFC’s outstanding common stock were transferred by its stockholders to Jackson L. Morris, trustee for The Integrated Freight Stock Exchange Trust, a Florida business trust (“Trust”). IFC also transferred the 401,559,467 shares of our common stock it owned to the Trust. We then exchanged 1,406,284,229 shares of our unissued common stock for the 20,228,246 shares of IFC, 94.787 percent, held in the Trust. As a result of this transfer and exchange, the Trust now holds 1,807,842,696 of our shares. The number of of our stock that we exchanged for the number of shares of IFC stock was not based on any financial or valuation considerations, but solely on the number of shares of our authorized but unissued shares in relation the percentage of IFC’s outstanding common stock included in the exchange and the requirements of Colorado law that we own ninety percent or more of IFC in order to complete the merger without stockholder approval.

The effect of the original plan would have resulted in effectively a reverse split of our issued and outstanding common stock by the ratio of one new share for each 244.8598 shares outstanding, while the number of IFC’s issued and outstanding stock would not have been affected. Also, the name of the surviving corporation would have remained “Integrated Freight Corporation”, a Florida corporation.

We have filed an information statement, on Schedule 14C, for a special stockholders meeting at which three proposals will be approved by the Trust, as a majority stockholder. These proposals are a reverse stock split in a ratio of one new share for each 244.8598 shares outstanding, a change of our state of incorporation to Florida from Colorado and a change in our name to Integrated Freight Corporation. The merger of IFC into us and the three proposals covered by the information statement will accomplish the outcomes of the original structure of our combination with Integrated Freight Corporation.

After the reverse stock split, the trust will hold an insufficient number of our shares to complete the one share for one shares exchange as contemplated by the original transaction. Accordingly, we will issue an additional 13,156,826 unissued shares of our common stock (restored by the reverse stock split) to the Trust, so that the Trust will be able to distribute to its beneficiaries one share of our common stock for each share of IFC common stock deposited in the Trust. We will also issue 1,337,822 shares to holders of IFC common stock not deposited in the Trust. And, we will also issue a number of shares that IFC is obligated to issue but has not yet issued. We have succeeded to IFC’s outstanding obligations to issue shares of common stock in conversion of outstanding debt obligations and excerise of warrants.

On December 27, 2009, we completed the sale of our historic operations to Mr. Antenucci, our former director and chief executive officer, pursuant to a previously reported agreement in connection with IFC’s acquisition of control of us as of May 1, 2009.

Information about IFC's business will be filed in our annual report on Form 10-K for the fiscal year ended September 30, 2009.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities.

As of December 3, 2009, we issued 1,406,284,229 shares of our authorized but unissued common stock to the Trust. This transaction is described under Item 1.01, above. We did not pay any commissions or other compensation in connection with the issue of the shares. The shares are restricted securities as defined in Rule 144 and the certificates carry a restricted stock legend. We have relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of IFC will be filed in our annual report on Form 10-K for the fiscal year ended September 30, 2009.

(b) Pro forma financial information.

Pro forma financial information will be filed in our annual report on Form 10-K for the fiscal year ended September 30, 2009.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANGRAPHICS, INC.

/s/ Paul A. Henley

Paul A. Henley

Chief Executive Officer

December 28, 2009